                                                                    EXHIBIT 10.3


                               STOCK PURCHASE AND
                            STOCKHOLDERS' AGREEMENT


         THIS STOCK PURCHASE AND STOCKHOLDERS' AGREEMENT (this "Agreement"), is entered into as of this 1st day of November, 1996, by and among Capital Senior Living Corporation, a Delaware corporation (the "Company"), Jeffrey L. Beck, an individual residing in Texas ("Beck"), Senior Living Trust, a Texas trust ("SLT"), and Lawrence Cohen, an individual residing in New York ("Cohen" and with Beck and SLT, the "Stockholders").

                                   RECITALS:

         A. Each of the Stockholders is now or may hereafter be the owner of shares of the Company's Common Stock, $.01 par value per share (the "Shares," which shall include all Shares now owned or hereafter acquired by the Stockholders and any options, warrants or securities convertible into Common Stock now owned or hereafter acquired by the Stockholders).

         B. Each of the Stockholders and the Company desire to be granted the rights created herein.

         NOW, THEREFORE, in consideration for the mutual promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereto agree as follows:

                         I.  PURCHASE AND SALE; CLOSING

         1.1 AGREEMENT TO SELL AND PURCHASE. Upon the basis of the representations and warranties and subject to the terms and conditions set forth in this Agreement, each Stockholder agrees to purchase, and the Company agrees to sell and issue to each Stockholder, for the consideration specified in Section 1.2 hereof, 560,000 Shares.

         1.2 PURCHASE PRICE; CLOSING. The aggregate purchase price for the Shares to be purchased by each Stockholder shall be the sum of $.01 multiplied by the number of Shares to be purchased by each Stockholder as set forth in
Section 1.1 hereof, and shall be payable by the delivery to the Company of each Stockholder's check at the closing of the sale and purchase of the Shares to be purchased by each Stockholder under this Agreement (the "Closing") which will take place concurrently with the execution hereof.

         1.3 DELIVERY OF STOCK. At the Closing, except for the Escrow established in Section 5.2(d), the Company will deliver to each Stockholder certificates representing the Shares being acquired by each Stockholder upon payment of the purchase price for such Shares in accordance with the terms of
Section 1.2.

               II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each Stockholder as follows:

         2.1 DUE AUTHORIZATION. The Company has the requisite legal right and power and all authority and approvals required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms.

         2.2 DUE ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business in every state where the nature and/or extent of its operations and/or property require such qualification.

         2.3 CAPITALIZATION. The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $.01 par value per share, of which the 1,680,000 shares of Common Stock issued hereunder are presently the only validly issued and outstanding shares of the Company. Other than as provided in Section 1.1 herein, there are no outstanding or existing obligations or commitments, options, contracts, or conversion rights with respect to the issuance of any of the Company's Common Stock, nor does the Company have any obligations or commitments to create any such options, contracts, commitments, or conversion rights.

              III.  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

         Each Stockholder, severally and not jointly, represents and warrants to the Company and to each other Stockholder as follows:

         3.1 DUE AUTHORIZATION. The Stockholder has the requisite legal right and power and all authority and approvals required to enter into, execute and deliver this Agreement and to perform fully his obligations hereunder.
This Agreement has been duly executed and delivered and constitutes the valid and binding obligation of the Stockholder enforceable against him in accordance with its terms.

         3.2 SECURITIES ACT. The Stockholder understands that the Shares acquired by him have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or registered or qualified under any state securities laws, on the basis of a claim of exemption from the registration requirements of the Securities Act and the registration or qualification requirements of applicable state securities laws, and that said Shares cannot be transferred unless they are subsequently registered under the Securities Act and qualified and registered under applicable state securities laws or an exemption from registration and qualification is available. The Stockholder is acquiring the Shares solely for his own account and not with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act or any





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


applicable state securities laws. The Stockholder is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Stockholder understands that each certificate representing Shares will bear appropriate state "blue sky" legends and a legend substantially to the effect that:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER APPLICABLE SECURITIES LAWS."

         3.3 SOPHISTICATED INVESTOR; INFORMATION. The Stockholder has such knowledge and experience in financial and business matters in general, and in investments of the type of the investment in the Company in particular, that the Stockholder is capable of evaluating the merits and risks of the prospective investment. The Stockholder's financial condition is such that the Stockholder has no need for liquidity with respect to his investment in the Company to satisfy any existing or contemplated undertaking or indebtedness. The Stockholder is able to bear the economic risk of his investment in the Company for an indefinite period of time, including the risk of losing all of his investment. By reason of the Stockholder's knowledge and experience in business and financial matters, the Stockholder has acquired the capacity to protect his own interest in investments of this nature and is capable of evaluating the risks, merits and other facets of this investment. The Company has made available to the Stockholder such information regarding the Company, its properties, and its business as the Stockholder has requested. The Stockholder has been given the opportunity to request such additional information as he requires in order to evaluate the merits and risks of this investment and to ask questions of and receive satisfactory answers from officers of the Company regarding the Company and the proposed investment by the Stockholder in the Shares.

                    IV.  CERTAIN AGREEMENTS REGARDING SHARES

         4.1     RIGHT OF FIRST REFUSAL.

                 (a) In the event that Cohen (or his Permitted Transferees (as defined herein)) proposes to transfer any of his Shares to other than a Permitted Transferee, Cohen or his Permitted Transferees shall give the Company written notice of the price, terms and conditions of the proposed sale. The Company shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to all of such securities, for the price and upon the terms and conditions specified in the notice, by delivering written notice to Cohen or his Permitted Transferee stating therein the quantity of securities to be purchased up to all of such securities.





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


                 (b) In the event that the Company determines not to purchase all of the Shares that Cohen or his Permitted Transferees propose to transfer within the fifteen (15) day period specified in Section 4.1(a) hereof, Cohen or his Permitted Transferees shall then give the other Stockholders (and/or such other Stockholders' Permitted Transferees) (collectively, the "Eligible Offerees") written notice of the price, terms and conditions of the proposed sale (which shall be the same price, terms and conditions specified in the notice to the Company pursuant to Section 4.1(a) above). Each Eligible Offeree shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase up to his or her Remaining Pro Rata Share (as defined herein) of such securities, for the price and upon the terms and conditions specified in the notice, by giving written notice to Cohen or his Permitted Transferees stating therein the quantity of securities to be purchased up to such person's Remaining Pro Rata Share. If any Eligible Offeree fails to agree to purchase its full Remaining Pro Rata Share within such fifteen (15) day period, Cohen or his Permitted Transferees selling such Shares will give the Eligible Offerees who did so agree (the "Electing Offerees") notice of the number of Shares which were not subscribed for. Such notice may be by telephone if followed by written confirmation within two (2) days. The Electing Offerees shall have five (5) days from the date of such second notice to agree to purchase their Remaining Pro Rata Share (or such greater amount as such Electing Offerees agree upon) of all or any part of the securities not purchased by such other Eligible Offerees. For purposes of the second election under this Section 4.1(b) shares held by Eligible Offerees other than Electing Offerees shall be excluded from Section 6.6(b)(ii) for the definition of a "Remaining Pro Rata Share."

                 (c)      Notwithstanding anything to the contrary in this
Section 4.1, the Company and the Eligible Offerees may not in the aggregate purchase less than all of the Shares proposed to be transferred pursuant to the notice to the Company pursuant to Section 4.1(a) above.

                 (d) Subject to the provisions of Section 4.2, in the event the Company and the Eligible Offerees fail to purchase all of the Shares proposed to be transferred within the said fifteen (15) day period in the case of the Company, plus the fifteen (15) day period and the five (5) day period specified above in the case of the Eligible Offerees and Electing Offerees, respectively, Cohen or his Permitted Transferees shall (i) give notice to all Eligible Sellers (as defined herein) and (ii) have ninety (90) days thereafter to sell the Shares proposed to be transferred at the price and upon the terms and conditions no more favorable to the purchasers of such securities than specified in the notice to the Company pursuant to Section 4.1(a) above. In the event Cohen or his Permitted Transferees have not sold the securities within said ninety (90) day period, Cohen or his Permitted Transferees shall not thereafter sell any of their securities without first offering such securities in the manner provided above.

         4.2 RIGHT OF PARTICIPATION. Notwithstanding the foregoing Section 4.1, neither Cohen nor his Permitted Transferees (whether the first or a subsequent Permitted Transferee) may sell, assign or transfer any of his Shares until the remaining Stockholders (and/or such other Stockholders' Permitted Transferees) (collectively, the "Eligible Sellers") shall have been given the opportunity, exercisable within twenty (20) days from the date of notice to the Eligible Sellers





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


by Cohen or his Permitted Transferees, to sell to the proposed transferee or transferees, upon the same terms and conditions offered to Cohen or his Permitted Transferees, his Co-Sale Pro Rata Share (as defined herein) of the Shares proposed to be sold. If an Eligible Seller fails to notify Cohen or his Permitted Transferees within twenty (20) days after the notice given pursuant hereto, he shall be deemed to have waived his right under this Section 4.2.
Any sale or transfer made pursuant to this Section 4.2 shall be consummated within seventy (70) days of the date of the notice given pursuant to Section 4.1(d) above and shall be conditioned upon the agreement of the proposed transferee or transferees that such proposed transferee or transferees will purchase each Eligible Seller's Co-Sale Pro Rata Share of the Shares proposed to be sold.

         4.3     EXCEPTIONS.  Notwithstanding anything in Section 4.1 and
Section 4.2 to the contrary, the restrictions set forth in Section 4.1 and
Section 4.2 shall not apply in the following case: Cohen may transfer any Shares to a Permitted Transferee provided that such Permitted Transferee agrees to be bound by this Agreement.

         4.4 PROHIBITED STOCK SALES. Notwithstanding anything else to the contrary in this Agreement, neither Cohen nor his Permitted Transferees shall transfer any Shares to any person or entity determined by the other parties to be a competitor of the Company.

         4.5. LEGENDS. All certificates of Cohen or his Permitted Transferees representing any Shares subject to the provisions of this Agreement shall have endorsed thereon a legend to substantially the following effect:

                 "THE RIGHT TO SELL, TRANSFER OR OTHERWISE DISPOSE OF OR PLEDGE THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS, WHICH INCLUDE CO-SALE AND RIGHT OF FIRST REFUSAL RESTRICTIONS ON THE SALE OF THE SHARES, SET FORTH IN A STOCKHOLDERS' AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE CORPORATION'S PRINCIPAL PLACE OF BUSINESS AND ITS REGISTERED OFFICE."

         4.6. TRANSFER OF STOCK. The Company shall not: (a) permit any transfer on its books of any Shares held by Cohen or his Permitted Transferees which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) treat as an owner of such Shares or accord the right to vote as an owner or to pay dividends to any transferee to whom such Shares shall have been sold or transferred in violation of any of the provisions set forth in this Agreement.

                    V. OTHER AGREEMENTS REGARDING THE SHARES

         5.1 CALL RIGHTS. If prior to the third anniversary of the date of this Agreement the Company has not completed an initial public offering of its Common Stock, the Company shall have the right to call ("Call") from Cohen or his Permitted Transferees all or part of the Shares





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


held by Cohen or his Permitted Transferees on the Call Date (as defined below) (the "Call Securities") pursuant to the following terms:

                 (a) In the event the Company wishes to exercise its right to Call the Call Securities, the Company shall notify Cohen or his Permitted Transferees at least thirty (30) days prior to the effective Call Date of its intention to exercise its Call right, the number of the Call Securities, and its intended Call Date, which date shall be no more than one hundred twenty
(120) days from the date of the notice. For purposes of this Section 5.1, the term "Call Date" shall mean each date on which the Company exercises its right to Call pursuant to this Section 5.1, and the Company shall be deemed to have exercised a Call right only upon the closing of such Call right as specified in
Section 5.1(c) hereto.

                 (b) The purchase price per share (the "Call Price") of the Call Securities shall be equal to the Company's consolidated gross revenue determined in accordance with generally accepted accounting principles for the previous twelve (12) months multiplied by two (2), and then divided by the total outstanding shares of Common Stock of the Company.

                 (c) On each Call Date, the Call closing shall occur at the Company's principal office. At the Call closing, to the extent applicable, Cohen or his Permitted Transferees shall deliver the Call Securities being sold, duly endorsed in blank, accompanied by such supporting documents as may be necessary to pass to the Company good title to the Call Securities, free and clear of all liens, claims and encumbrances. In consideration therefor, the Company shall deliver to Cohen or his Permitted Transferees payment, by certified check, cashier's check or wire transfer, of the aggregate Call Price.

                 (d) For purposes hereof, an initial public offering of the Company's Common Stock shall not be authorized and completed unless such offering has been approved by the Stockholders holding at least a majority of the issued and outstanding shares of the Company's Common Stock as well as any other required approvals.

         5.2 PARTIAL CALL RIGHTS. If on or prior to any of the dates indicated below, the Company has not completed an initial public offering of its Common Stock or has not completed a Private Sale (as defined in Section 5.6 hereof), the Company shall have the right to call ("Partial Call") from Cohen and his Permitted Transferees the number of shares of the Company's Common Stock ("Partial Call Securities") on the Partial Call Dates (as defined below) pursuant to the following terms:

                 (a) The Company shall have the right to make a Partial Call for up to the following number of Partial Call Securities on the dates indicated below ("Partial Call Dates"):





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


                          Partial Call Dates                Number of Partial Call Securities
                          ------------------                ---------------------------------
                          September 30, 1997                        9260
                          December 31, 1997                         9260
                          March 31, 1998                            9260
                          June 30, 1998                             9260
                          September 30, 1998                        9260
                          December 31, 1998                         9260
                          March 31, 1999                            9260
                          June 30, 1999                             9260
                          September 30, 1999                        9253

                 (b) In the event the Company wishes to exercise its right to Partial Call the Partial Call Securities, the Company shall notify Cohen or his Permitted Transferees at least ten (10) days prior to the Partial Call Date of its intention to exercise its Partial Call right, the number of the Partial Call Securities, and its intended closing date, which date shall be no more than sixty (60) days from the date of the notice. For purposes of this Section 5.2, the Company shall be deemed to have exercised a Partial Call right only upon the closing of such Partial Call right as specified in Section 5.2(d) hereto.

                 (c) The purchase price per share (the "Partial Call Price") of the Partial Call Securities shall be equal to the Company's consolidated gross revenue determined in accordance with generally accepted accounting principles for the previous twelve (12) months multiplied by two
(2), and then divided by the total outstanding shares of Common Stock of the Company.

                 (d) On each closing date, the Call closing shall occur at the Company's principal office. At the Call closing, to the extent applicable, the escrow ("Escrow") established for such purposes (into which 83,333 Shares shall be delivered by Cohen on the date hereof) shall deliver the Partial Call Securities being sold, duly endorsed in blank, accompanied by such supporting documents as may be necessary to pass to the Company good title to the Partial Call Securities, free and clear of all liens, claims and encumbrances. In consideration therefor, the Company shall deliver to Cohen or his Permitted Transferees payment, by certified check, cashier's check or wire transfer, of the aggregate Partial Call Price.

         5.3     REGISTRATION RIGHTS.

                 (a) The first time that the Company decides to register any of its Common Stock or securities convertible into or exchangeable for Common Stock under the Securities Act on a form suitable for an offering for cash, other than a registration solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Securities and Exchange Commission (the "Commission") is applicable, the Company will promptly give written notice to Cohen, and the Company will use best efforts to effect the registration under the Securities Act of up to the number of Shares remaining in the Escrow that Cohen requests be





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


included in such registration by a written notice delivered to the Company within fifteen (15) days after the notice given by the Company.

                 (b) If the registration involves an underwritten public offering, the Company will not be required to register such Shares in excess of the amount that the principal underwriter reasonably and in good faith recommends may be included in such offering (a "Cutback"). If such a Cutback occurs, the number of Shares that are entitled to be included in the registration and underwriting shall first be allocated to the Company for securities being sold for its own account and thereafter shall be allocated among the holders requesting inclusion in the registration pro rata on the basis of the number of shares each requesting holder requests be included bears to the total number of shares of all requesting holders (other than the Company) that have been requested to be included in such registration.

                 (c) If the Company elects to terminate any registration filed under this Section 5.3, the Company will have no obligation to register the securities sought to be included by Cohen or others in such registration. In connection with a registration made by the Company pursuant to this Section 5.3, all expenses of the Company for such registration and offering and the reasonable fees and expenses of not more than one independent counsel for Cohen, not to exceed $5,000, will be borne by the Company (except that Cohen will bear underwriting discounts and commissions attributable to his Shares being registered and transfer taxes on Shares being sold by him).

         5.4 ANTI-DILUTION RIGHTS. In the event the Company issues any shares of Common Stock subsequent to the date of this Agreement, the Company shall offer additional shares of Common Stock to each Stockholder to the minimum extent necessary to allow each Stockholder to maintain ownership of at least 2.8% of the issued and outstanding shares of Common Stock of the Company; provided, however, the 2.8% minimum applicable to Cohen and his Permitted Transferees shall be reduced by any shares purchased by the Company pursuant to
Section 5.2 hereof.

         5.5 NO CAPITAL CONTRIBUTION OBLIGATION. Neither Beck nor SLT shall have any obligation, either express or implied, to make any additional contributions to the Company or to purchase any additional Shares of the Company. Neither Beck nor SLT is representing or warranting any minimum amount of capitalization or net worth of the Company, either now or in the future.

         5.6. RIGHT TO SELL SHARES. In the event that Beck and SLT sell for cash or promissory notes (but not including any stock received in a merger or other combination) substantially all of their stock in the Company or in its Designated Affiliates (as hereinafter defined) or receive a distribution of the proceeds from a sale for cash or promissory notes (but not including any stock received in a merger or other combination) of substantially all of the assets of the Company or its Designated Affiliates before an initial public offering of the Common Stock of the Company or its Designated Affiliates (a "Private Sale"), Cohen shall have the right to sell his shares of





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


Common Stock to the Company just prior to the closing of the Private Sale at a price equal to five percent (5%) of the net proceeds of the Private Sale received in cash or promissory notes, subject to proportionate reduction as provided in Section 5.2 hereof. As used herein, "Designated Affiliate" of the Company shall mean Capital Senior Living, Inc., Capital Senior Development, Inc., Capital Senior Management 1, Inc., Capital Senior Management 2, Inc. or other affiliated entities formed to provide similar services, such as Capital Senior Management 3, Inc., and Quality Home Health Care, Inc.

                               VI.  MISCELLANEOUS

         6.1 ENTIRE AGREEMENT. This Agreement supersedes all prior agreements between or among the parties, whether written or oral, with respect to the subject matter hereof.

         6.2 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to its conflicts of laws principles.

         6.3 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         6.4 PARTIES BOUND. This Agreement shall be binding upon and inure to the benefit of the Company, the Stockholders and their respective heirs, administrators, legal representatives, successors, and assigns.

         6.5 SEVERABILITY. In the event that any provision of this Agreement is held be illegal, invalid or unenforceable under present or future laws, then (a) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid or unenforceable provision or by its severance from this Agreement; and (c) there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

         6.6     DEFINITIONS.

                 (a) A "Permitted Transferee" shall mean a Stockholder's or any Permitted Transferee's, as the case may be (and only upon the transfer of any Shares to such person or trust), spouse and descendants (whether natural or adopted), any spouses of such descendants, or any trust for the benefit of such person or persons or any of the foregoing, provided that such Permitted Transferee agrees to be bound by the terms of this Agreement.





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


                 (b) A "Remaining Pro Rata Share" shall mean the ratio that (i) the sum of the number of shares of Common Stock then held by each Eligible Offeree and the number of shares of Common Stock issuable upon exercise of any options and warrants and upon conversion of any convertible stock then held by such Eligible Offeree bears to (ii) the sum of the total number of shares of Common Stock then held by all Eligible Offerees and the number of shares of Common Stock issuable upon exercise of any options and warrants and upon conversion of all then outstanding convertible stock held by all Eligible Offerees.

                 (c)      A "Co-Sale Pro Rata Share" shall mean the ratio that
(i) the sum of the number of shares of Common Stock then held by the Eligible Seller and the number of shares of Common Stock issuable upon exercise of any options and warrants and upon conversion of any convertible stock then held by such Eligible Seller bears to (ii) the sum of the total number of shares of Common Stock then held by the Eligible Sellers and the number of shares of Common Stock issuable upon exercise of any options and warrants and upon conversion of all then outstanding convertible stock held by the Eligible Sellers plus the number of shares of Common Stock then held by the Stockholder or Permitted Transferee proposing to sell his Shares.

         6.7 CHANGES IN STOCK. If, from time to time during the term of this Agreement:

                 (a) there is a dividend of any security, stock split or other change in the character or amount of any of the outstanding securities of the Company, or

                 (b) there is any consolidation or merger immediately following which stockholders of the Company hold more than 50% of the voting equity securities of the surviving corporation,

then, in such event, any and all new, substituted or additional securities or other property to which any Stockholder is entitled by reason of his ownership of the Shares shall be immediately subject to the provisions of this Agreement and be included in the word "Shares," as applicable, for all purposes of this Agreement with the same force and effect as the Shares presently subject to this Agreement and with respect to which such securities or property were distributed.

         6.8 TERMINATION. This Agreement shall terminate upon the earlier to occur of:

                 (a) an agreement in writing by the Company and the Stockholders (and/or their Permitted Transferees, as the case may be);

                 (b) the completion of an initial public offering of the Common Stock of the Company; or

                 (c) the consolidation, merger (but only with respect to a consolidation or merger pursuant to which stockholders of the Company (determined prior to such consolidation or merger)





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


hold less than 50% of the voting equity of the surviving corporation) or sale of all or substantially all of the assets of the Company.

         6.9 AMENDMENT. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Stockholders. Any amendment or waiver effected in accordance with this Section 6.9 shall be binding upon each Stockholder, each Permitted Transferee, and the Company.

         6.10 SPECIFIC PERFORMANCE. The Company and the Stockholders agree that the rights created by this Agreement are unique, and that the loss of any such right is not susceptible to monetary quantification. Consequently, the parties agree that an action for specific performance (including for temporary and/or permanent injunctive relief) of the obligations created by this Agreement is a proper remedy for the breach of the provisions of this Agreement, without the necessity of proving actual damages. If the parties hereto are forced to institute legal proceedings to enforce their rights in accordance with the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable expenses, including attorneys' fees, in connection with any such action.

         IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.





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


                                        CAPITAL SENIOR LIVING CORPORATION


                                        By   /s/ James A. Stroud
                                          --------------------------------------
                                        Name: James A. Stroud
                                             -----------------------------------
                                        Title: Chief Operating Officer
                                              ----------------------------------



                                        /s/ Jeffrey L. Beck
                                        ----------------------------------------
                                        Jeffrey L. Beck



                                        SENIOR LIVING TRUST


                                        By:
                                           -------------------------------------
                                                     Trustee



                                        /s/ Lawrence Cohen
                                        ----------------------------------------
                                        Lawrence Cohen





                                       12